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                                                                   EXHIBIT 10.31

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                             BIOPURE(R) Corporation

                             1998 Stock Option Plan

      1. Definitions. As used in this 1998 Stock Option Plan of BIOPURE Corporation, the following terms shall have the following meanings:

            1.1. Board means the Company's Board of Directors.

            1.2. Code means the federal Internal Revenue Code of 1986, as amended.

            1.3. Committee means the Board of Directors of the Company or, if appointed by the Board, a committee comprised of two or more directors of the Company responsible for the administration of the Plan, as provided in
      Section 5 of the Plan.

            1.4. Company means BIOPURE Corporation, a Delaware corporation.

            1.5. Fair Market Value means the value of a share of Stock of the Company on any date as determined by the Board.

            1.6. Grant Date means the date as of which an Option is granted.

            1.7. Incentive Option means an Option intended to satisfy the requirements of Section 422 of the Code.

            1.8. Nonstatutory Option means an Option that is not an Incentive Option.

            1.9. Option means an option to purchase shares of the Stock granted under the Plan.

            1.10. Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

            1.11. Option Price means the price paid by an Optionee for a share of Stock upon exercise of an Option.

            1.12. Optionee means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

            1.13. Plan means this 1998 Stock Option Plan of the Company, as amended from time to time.

            1.14. Stock means Common Stock, par value $.0l per share, of the Company.
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            1.15. Stock Purchase Agreement means an agreement between the
      Company and one or more Optionees, setting forth certain restrictions upon the transfer of shares of Stock purchased by an Optionee upon exercise of an Option. A Stock Purchase Agreement may be a part of any other agreement, including an employment agreement.

            1.16. Ten Percent Owner means a person who is deemed, within the meaning of Section 422(b) (6) of the Code, to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or any subsidiary corporation).

            1.17. Vesting Year for any portion of any Incentive Option means the calendar year in which that portion of the Option first becomes exercisable.

      2. Purpose. This 1998 Stock Option Plan is intended to encourage ownership of the Stock by employees and consultants of the Company and its subsidiaries and to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code but not all Options granted hereunder are required to be Incentive Options.

      3. Term of the Plan. Options under the Plan may be granted on or after March 13, 1998, but not later than March 13, 2008.

      4. Stock Subject to the Plan. At no time shall the number of shares of the Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding Options granted under the Plan exceed the "Share Limit", subject, however, to the provisions of Section 17 of the Plan. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted. The "Share Limit" shall mean One Hundred Forty-Seven Thousand Four Hundred Forty (147,440) plus the number of shares, if any, not purchased under options granted under the 1988 Stock Option Plan of Biopure Corporation, outstanding on March 13, 1998 but which expire or terminate for any reason without having been exercised in full.

      5. Administration. The Plan shall be administered by the Committee.
Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making the following determinations with respect to each Option to be granted by the
Company: (a) the employee or consultant to receive the Option; (b) whether the Option (if granted to an employee) will be an Incentive Option or Nonstatutory Option; (c) the time of granting the Option; (d) the
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number of shares subject to the Option; (e) the Option Price; and (f) the Option
period. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and consultants, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations of the matters referred to in this Section 5 shall be conclusive.

      6. Eligibility. An Option may be granted only to an employee or consultant of one or more of the Company and its subsidiaries.

      7. Time of Granting Options. The granting of an Option shall take place at the time specified in the Option Agreement. Only if expressly so provided in the Option Agreement, shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

      8. Option Price. The Option Price under each Incentive Option shall be not less than 100% of the Fair Market Value of the Stock on the Grant Date, or not less that 110% of the Fair Market Value of the Stock on the Grant Date if the Optioneee is a Ten Percent Owner. The Option Price under each Nonstatutory Option shall not be so limited solely by reason of this Section 8.

      9. Option Period. No Incentive Option may be exercised later than the tenth anniversary of the Grant Date, or the fifth anniversary of the Grant Date, if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section 9. An Option may become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine.

      10. Limit on Incentive Option Characterization. Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the option is granted) of Stock with respect to which Incentive Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Company and its affiliates) shall not exceed $100,000.

      11. Exercise of Option. An Option may be exercised in accordance with its terms by written notice of intent to exercise the Option, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be
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accompanied by (a) payment in the form of cash or check, or if provided in the
Option Agreement, by shares of the Stock with a then current Fair Market Value equal to the Option Price of the shares to be purchased and (b), if provided in the Option Agreement, an executed Stock Purchase Agreement. Within 30 days thereafter but subject to the remaining provisions of the Plan the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

      12. Restrictions on issue of Shares. Notwithstanding any other provision of the Plan, if at any time in the reasonable opinion of the Company the issuance of shares of Stock covered by the exercise of any Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (a) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (b) one of the following conditions shall be satisfied:

            (i) the shares with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended (the "Securities Act") as now in force or hereafter amended; or

            (ii) a no-action letter in form and substance reasonably satisfactory to the Company in respect to the issuance of such shares shall have been obtained by the Company from the Securities and Exchange Commission.

      The Company shall make all reasonable efforts to bring about the occurrence of said events.

13.   Purchase for Investment: Subsequent Registration.

            (a) Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, in whole or in part, shall give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the Option as an investment and not with a view to, or for sale in connection with, the distribution of any such shares.

            (b) Each share of Stock issued pursuant to the exercise of an Option granted pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 13 and to the fact that no registration
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statement has been filed with the Securities and Exchange Commission in respect to said Stock.

            (c) In the event that the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares with respect to which an Option shall have been granted, or to qualify any such shares for exemption from the Securities Act or other applicable statutes then the Company shall take such action at its own expense. The Company may require from each Optionee, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

      14. Withholding: Notice of Disposition of Stock Prior to Expiration of Specified Holding Period.

            (a) Whenever shares are to be issued in satisfaction of an Option granted hereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) if and to the extent required by law prior to the delivery of any certificate or certificates for such shares.

            (b) The Company may require as a condition to the issuance of shares covered by any Incentive Option that the party exercising such Option give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)( 1) of the Code.

      15.   Termination of Association with the Company.

            (a) In the event that the Optionee's employment with the Company is terminated, whether voluntarily or otherwise, the Option, to the extent exercisable on the date of termination, may be exercised by the Optionee, but only within three months after he or she ceases to be an employee of the Company, unless terminated earlier by its terms, and to the extent unexercisable on the date of termination, the Option shall become null and void; provided, however, that if termination results from the total and permanent disability or death of the Optionee, the
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Option, to the extent exercisable on the date of such termination, may, if so provided in the Option Agreement, be exercised at any time within 12 months thereafter, unless terminated earlier by its terms. Military or sick leave shall not be deemed a termination of employment.

            (b) In the event that the Optionee's consulting relationship with the Company is terminated for any reason or for no reason, the Option, unless otherwise specified in the Optionee's consulting agreement with the Company, to the extent exercisable on the date of termination, plus the pro rata portion of the installment which would become exercisable on the next succeeding anniversary of the Grant Date for such Option equivalent to the portion of the year the Optionee was a consultant with the Company, may be exercised by the Optionee, but only within three months after he or she ceases to be a consultant of the Company, unless terminated earlier by its terms, and to the extent otherwise unexercisable on the date of termination, the Option shall become null and void on the date of such termination; provided, however, that if termination results from the total and permanent disability or death of the Optionee, the Option, to the extent exercisable on the date of such termination, may, if so provided in the Option Agreement, be exercised at any time within 12 months thereafter, unless terminated earlier by its terms. Military or sick leave shall not be deemed a termination of consulting relationship.

      16. Transferability of Options. Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

      17. Capital Changes. Each Option Agreement shall provide that in the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of the Agreement and prior to the exercise in full of the Option, the number of shares subject to such Agreement shall be proportionately adjusted and the price to be paid for each share subject to the Option shall be proportionately adjusted. Each such Agreement shall also provide that in case of any reclassification or change of outstanding shares of the Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of stock or other securities equivalent in kind and value to those shares an Optionee would have received if he or she had held the full number of shares of the Stock subject to the Option immediately prior to such reclassification, change, consolidation merger, sale or conveyance and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option shall thereupon be subject to the Option. Each Agreement shall further provide that upon dissolution or liquidation of the
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Company, the Option shall terminate, but the Optionee (if at the time in the employ or retained as a consultant of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this Section 17, the number of shares of the Stock available for the purpose of the Plan as stated in Section 4 shall be correspondingly adjusted.

      18. Reservation of Stock. The Company shall at all times during the term of the Plan reserve or otherwise keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

      19. Limitation of Rights in the Stock: No Special Employment or Other Rights. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock covered by an Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation or the By-laws of the Company or by any Stock Purchase Agreement between the Company and one or more Optionees. Nothing contained in the Plan or in any Option shall confer upon any Optionee any right with respect to the continuation of his or her employment with, or retention as a consultant by, the Company (or any subsidiary), or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

      20. Termination and Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.
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      21. Notices and Other Communications. All notices and other communications required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Optionee, at his or her residence address last filed with the Company, and (b) if to the Company at 11 Hurley Street, Cambridge, Massachusetts 02141
Attention: Chief Financial Officer, with a copy to the Secretary of the Company, presently, Justin P. Morreale, Esq., Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110 or to such other persons or addresses as the Optionee or the Company may specify by a written notice to the other from time to time.